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                                                                    EXHIBIT 21.1
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                      THE PMI GROUP, INC. -- SUBSIDIARIES
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                                      Name Under Which
                                        Subsidiary Does         Jurisdiction
Subsidiary Name                      Business (If different)   of Incorporation
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PMI Mortgage Insurance Co.                                     Arizona
American Pioneer Title Insurance Co.  Chelsea Title Company    Florida
Residential Guaranty Co.                                       Arizona
PMI Mortgage Guaranty Co.                                      Arizona
TPG Insurance Co.                                              Vermont
CLM Technologies, Ltd.                                         California
TPG Segregated Portfolio                                       Cayman
  Company (Cayman)                                              Islands
PMI Mortgage Insurance Australia                               Australia
  (Holdings) Pty Limited
PMI Mortgage Insurance Ltd                                     Australia
TPG Reinsurance Company Limited                                Ireland
PMI Mortgage Insurance Company                                 Ireland
  Limited